NON-QUALIFIED STOCK OPTIONS
                                SUMMARY OF TERMS


Date  of  Grant:        September  23,  1999

Exercise  Price:        NYSE  Closing  Price  on  Grant  Date  - $17.1875

Exercisable:            25%  -  September  23,  2002
                        25%  -  September  23,  2003
                        25%  -  September  23,  2004
                        25%  -  September  23,  2005

Expiration  Date:       September  22,  2009

Acceleration:           Award  becomes  fully  exercisable  upon:

                        (a) Death of Optionee (exercisable for three years)
                        (b) Optionee's total and permanent disability (exercisable for three years)
                        (c)  Optionee's  voluntary  termination  after  age
                             62  (exercisable  for  three  years)
                        (d) Involuntary termination of Optionee, other than for cause (exercisable for six months)
                        (e) A change in control of the Company (exercisable for six months after Optionee's voluntary or involuntary termination following a change in control)

Forfeiture:             All shares not exercisable at the time of the
                        declaration of forfeiture are forfeited upon:

                        (a)  Optionee's  termination  for  cause
                        (b)  Optionee's  voluntary  termination prior to age 62
                        (c) Optionee engaging in any activity or conduct contrary to the best interests of the Company
                        (d) Optionee engaging in competition with the Company

Change  in  Control:    In  a  change  of  control  in which Ralcorp is not the
                        survivor, recipients would be entitled to be paid, in cash, the spread between the strike price and the merger consideration or tender offer price.